As filed with the Securities and Exchange Commission on November 9, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

_________________________________

Saga Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	38-3042953
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

Saga Communications, Inc.

73 Kercheval Avenue

Grosse Pointe Farms, Michigan 48236

(313) 886-7070

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_________________________________

Second Amended and Restated

Saga Communications, Inc. 2005 Incentive Compensation Plan, as amended

(Full title of the plan)

Samuel D. Bush

Senior Vice President and Chief Financial Officer

Saga Communications, Inc.

73 Kercheval Avenue

Grosse Pointe Farms, MI 48236

(313) 886-7070

(Name, address, including zip code, and telephone number, including area code, of agent for service)

copies to:

David C. Stone, Esq.

Bodman PLC

201 West Big Beaver Road, Suite 500

Troy, Michigan 48084

(248) 743-6000

 _________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

_________________________________

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Class B Common Stock	90,000 shs.	$36.88	$3,319,200	$402.29
Class A Common Stock issuable upon conversion of Class B Common Stock (1)	90,000 shs.	$0.00	$0.00	$0.00
TOTAL				$402.29

(1)       The Class B Common Stock is convertible, at the option of the holder, into an equal number of shares of Class A Common Stock.

(2)       Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class A and Class B Common Stock in respect of the securities identified in the above table as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(3)       This calculation is made solely for the purpose of determining the amount of the Registration Fee pursuant to Rules 457(c) and 457(h) based on the average of the high and low prices for the Class A Common Stock on the NASDAQ on November 5, 2018, which was $36.88 per share.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Saga Communications, Inc., a Delaware corporation (the “Corporation” or the “Registrant”) relating to (i) 90,000 shares of its Class B Common Stock, par value $.01 per share (the “Class B Common Stock”), and (ii) 90,000 shares of Class A Common Stock into which the 90,000 shares of Class B Common Stock are convertible, issuable to Mr. Edward Christian, the Corporation’s President and Chief Executive Officer, under the Second Amended and Restated Saga Communications, Inc. 2005 Incentive Compensation Plan, as amended, which stock is in addition to the (a) 120,000 shares of Class A Common Stock and 113,334 shares of Class B Common Stock (and the 113,334 shares of Class A Common Stock into which the 113,334 shares of Class B Common Stock are convertible) registered on the Corporation’s Form S-8 filed on November 11, 2013 (Commission File No. 333-192101) (the “2013 Registration Statement”), and (b) 500,000 shares of Class A Common Stock and 166,666 shares of Class B Common Stock (and the 166,666 shares of Class A Common Stock into which the 166,666 shares of Class B Common Stock are convertible) registered on the Corporation’s Form S-8 filed on May 31, 2005 (Commission File No. 333-125361) (the “2005 Registration Statement”, and together with the 2013 Registration Statement, the “Prior Registration Statements”). The numbers with respect to the Prior Registration Statements have been adjusted for the January 28, 2009 1-for-4 reverse stock split and the January 14, 2013, 4-for-3 stock split of the Corporation.

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to an Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

Part II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8. Exhibits.

The following documents are attached hereto or incorporated herein by reference as exhibits to this Registration Statement:

Exhibit Number	Description of Document
4.1	Second Restated Certificate of Incorporation, restated as of December 12, 2003, filed as an exhibit to the Corporation’s registration statement on Form 8-A (File No. 001-11588) filed on January 6, 2004 and incorporated herein by reference.
4.2	Certificate of Amendment to the Second Restated Certificate of Incorporation filed as an exhibit to the Corporation’s Form 8-K (File No. 001-11588) filed on January 29, 2009 and incorporated herein by reference.
4.3	Bylaws, as amended, May 23, 2007, filed as an exhibit to the Corporation’s Form 10-K (File No. 001-11588) for the year ended December 31, 2007 and incorporated herein by reference.
5.1	Opinion of Bodman PLC as to the legality of the securities being registered.*
23.1	Consent of UHY LLP*
23.2	Consent of Bodman PLC (contained in Exhibit 5.1)*
24.1	Power of Attorney (contained on signature page).*
99.1	Second Amended and Restated Saga Communications, Inc. 2005 Incentive Compensation Plan filed as Appendix A to the Corporation’s Consent Solicitation Statement (File No. 001-11588) filed on September 17, 2013 and incorporated herein by reference.
99.2	Amendment to the Second Amended and Restated Saga Communications, Inc. 2005 Incentive Compensation Plan filed as Appendix A to the Corporation’s Definitive Proxy Statement (File No. 001-11588) filed on April 16, 2018 and incorporated herein by reference.

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grosse Pointe Farms, State of Michigan on this 9th day of November, 2018.

SAGA COMMUNICATIONS, INC.

By:	/s/ Samuel D. Bush
Samuel D. Bush
Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on November 9, 2018, by the following persons in the capacities indicated below. By so signing, each of the undersigned, in his capacity as a director or officer, or both, as the case may be, of the Registrant, does hereby appoint Samuel D. Bush, Marcia Lobaito and Catherine A. Bobinski, and each of them severally, his or her true and lawful attorney-in-fact and agent to execute in his or her name, place and stead, in his or her capacity as a director or officer, or both, as the case may be, of the Registrant, any and all amendments to this Registration Statement and post-effective amendments thereto (including prospectus supplements) and all instruments necessary or incidental in connection therewith, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission. Each of said attorney-in-fact and agent shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises as fully, and for all intents and purposes, as each of the undersigned might or could do in person, the undersigned hereby ratifying and approving all that said attorney-in-fact and agent, or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

/s/ Edward K. Christian	/s/ Roy F. Coppedge
Edward K. Christian	Roy F. Coppedge
President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	Director

/s/ Samuel D. Bush	/s/ Timothy J. Clarke
Samuel D. Bush	Timothy J. Clarke
Senior Vice President and Chief Financial Officer (Principal Financial Officer)	Director

/s/ Catherine A. Bobinski	/s/ Gary Stevens
Catherine A. Bobinski	Gary Stevens
Senior Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)	Director

/s/ Clarke R. Brown, Jr.	/s/ G. Dean Pearce
Clarke R. Brown, Jr.	G. Dean Pearce
Director	Director

/s/ Warren S. Lada
Warren S. Lada
Director

EXHIBIT INDEX

Exhibit Number	Description of Document
4.1	Second Restated Certificate of Incorporation, restated as of December 12, 2003, filed as an exhibit to the Corporation’s registration statement on Form 8-A (File No. 001-11588) filed on January 6, 2004 and incorporated herein by reference.
4.2	Certificate of Amendment to the Second Restated Certificate of Incorporation filed as an exhibit to the Corporation’s Form 8-K (File No. 001-11588) filed on January 29, 2009 and incorporated herein by reference.
4.3	Bylaws, as amended, May 23, 2007, filed as an exhibit to the Corporation’s Form 10-K (File No. 001-11588) for the year ended December 31, 2007 and incorporated herein by reference.
5.1	Opinion of Bodman PLC as to the legality of the securities being registered.*
23.1	Consent of UHY LLP*
23.2	Consent of Bodman PLC (contained in Exhibit 5.1)*
24.1	Power of Attorney (contained on signature page).*
99.1	Second Amended and Restated Saga Communications, Inc. 2005 Incentive Compensation Plan filed as Appendix A to the Corporation’s Consent Solicitation Statement (File No. 001-11588) filed on September 17, 2013 and incorporated herein by reference.
99.2	Amendment to the Second Amended and Restated Saga Communications, Inc. 2005 Incentive Compensation Plan filed as Appendix A to the Corporation’s Definitive Proxy Statement (File No. 001-11588) filed on April 16, 2018 and incorporated herein by reference.

________________________________________
*Filed herewith

4